UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2010

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

                California            0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

            of incorporation)       (File Number)       Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

National Tax Credit Investors II (the “Registrant”) holds a 99% limited partnership interest in Northwestern Partners Ltd, a Florida limited partnership (“Northwestern Partners”). Northwestern Partners owned Pensacola Affordable (the “Property”), a 56-unit apartment complex located in Pensacola, Florida.

On September 17, 2010, Northwestern Partners sold the Property to a third party, Affordable Housing of Pensacola, Inc. (the “Purchaser”) for a sales price of $1,000,000.  The Registrant received a distribution of approximately $335,000 as a result of the sale.  The Registrant had no remaining investment balance in Northwestern Partners at June 30, 2010 and December 31, 2009.  The Registrant is currently evaluating its cash requirements to determine what portion of the distribution received from this sale will be available to distribute to its partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: September 23, 2010